UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: July 18, 2003
                       (Date of earliest event reported)

                         United Park City Mines Company
             (Exact Name of Registrant as Specified in Its Charter)

   Delaware                          1-3753                        87-0219807
(State or other                   (Commission                    (IRS Employer
jurisdiction of                   File Number)                 Identification #)
incorporation)

                       P.O. Box 1450, Park City, UT 84060
                     (Address of Principal Executive Office)

                          (435) 649-8011 (Registrant's
                     Telephone Number, Including Area Code)


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Item 5. Other Events and Regulation FD Disclosure.

      On July 18, 2003, United Park City Mines Company (the "Company") consummated the previously disclosed merger (the "Merger") with Capital Growth Partners LLC ("CGP") in accordance with the terms of the Reinstatement of Agreement and Plan of Merger dated as of May 12, 2003, among the Company, its majority stockholder, CGP and a subsidiary of CGP (as amended by the First Amendment thereto, the "Merger Agreement").

      As previously disclosed, at the effective time of the Merger, each outstanding share of the Company's common stock has been converted into the right to receive approximately $20.517 in cash per share. This per share Merger consideration represents the purchase price of $21.00 per share less a pro rata portion of certain advisory, legal and other fees and expenses incurred in connection with the transaction of approximately $0.483 per share.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          UNITED PARK CITY MINES COMPANY

                                          By: /s/ Jeff Levine
                                              --------------------------
                                              Jeff Levine
                                              Secretary and Treasurer

Dated: July 21, 2003